Exhibit 3.25

*200525900828*

DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
19/2005	200525900828	DOMESTIC AGENT SUBSEQUENT	25.00	.00	.00	.00	.00
		APPOINTMENT (AGS)

Receipt
This is not a bill. Please do not remit payment.

 C.T. CORPORATION SYSTEM
 17 S. HIGH STREET
 COLUMBUS, OH 43215

STATE OF OHIO
CERTIFICATE
Ohio Secretary of State, J. Kenneth Blackwell

347862

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

THE SUBURBAN PAVILION, INC.

and, that said business records show the filing and recording of:

Document(s):	Document No(s):
DOMESTIC AGENT SUBSEQUENT APPOINTMENT	200525900828

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 15th day of September, A.D. 2005.
/s/ J. Kenneth Blackwell
United States of America State of Ohio Office of the Secretary of State	Ohio Secretary of State

E0412–0339

TED W. BROWN
Secretary of State

Certificate
347862

It is hereby Certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of:           AGS                                                                                                                   OF

THE SUBURBAN PAVILION, INC.

United States of America	Recorded on Roll	E412	at Frame	0340	of the
STATE OF OHIO	Records of Incorporation and Miscellaneous Filings.
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State, at the City of
Columbus, Ohio, this	28TH	day of	APRIL	, A. D.	1978

/s/ TED W. BROWN
TED W. BROWN Secretary of State

C104- Prescribed by Secretary of State-Ted W. Brown.	E04l2–0340	Number	347862
		Approved By	for
	Subsequent Appointment of Agent	Date	4/28/78
	Sections 1701.07 (D), 1702.06 (D) Revised Code	Fee	1.00
			(for official use only)

	KNOW ALL MEN BY THESE PRESENTS, That	Norman W. Gutmacher
(Name of Agent)

Of	1100 Citizens Building
(Street or Avenue)

in	Cleveland 44114	,	Cuyahoga	County, Ohio, a natural person residing in said County, [ILLEGIBLE] being
(City or Village)

the county in-which the principal office of	The Suburban Pavilion, Inc.
(Name of Corporation)

is located, is hereby appointed as the agent on whom [ILLEGIBLE] process, tax notices and demands against

said	The Suburban Pavilion, Inc.
(Name of Corporation)

may be served, to succeed	SIDNEY GARFIELD
(Name of Former Agent)
heretofore appointed as agent, which appointment is hereby made pursuant to a resolution of the

board of directors [ILLEGIBLE] passed on the	10th	day of	April	,	1978	.
All previous appointments are hereby revoked.

	THE SUBURBAN PAVILION, INC.
	(Name of Corporation)

By	/s/ Sidney Garfield
	Sidney Garfield (President [ILLEGIBLE])

	Cleveland	, Ohio

	April 10	, 19	78

THE SUBURBAN PAVILION, INC.
(Name of Corporation)

Gentlemen: I	([ILLEGIBLE])
(Name of Corporation)
hereby accept(s) appointment as the agent of your corporation upon whom [ILLEGIBLE] process, tax notices or demands may be served.

By	/s/ [ILLEGIBLE]
(Signature of [ILLEGIBLE] Agent)

Filling Fee:$1.00

CORPORATION FOR PROFIT

347862		APPROVED FOR FILING

Articles of Incorporation		By	[ILLEGIBLE]

— OF —	B444 325	Date	2-4-66

		Amount	50
32-9
THE SUBURBAN PAVILION, INC.
(Name of Corporation)

          The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Sections 170.01 et seq., Revised Code of Ohio, do hereby certify:

FIRST. The name of said corporation shall be

THE SUBURBAN PAVILION, INC.,

          SECOND. The place in Ohio where the principal office of the corporation is to be located is
Cleveland, Ohio	,	Cuyahoga	County.
(City, Village or Township)

          THIRD. The purpose or purposes for which said corporation is formed are:

          (a) To acquire by purchase, lease, exchange or otherwise, to hold, own, use, manage, improve, mortgage, and to sell, lease, mortgage, exchange, and otherwise deal in, real estate and any interest or right therein; to own, rebuild, repair, manage and control, lease, buy and sell, houses, apartments, offices, stores, and any and all other types of buildings and structures; and to make and obtain loans on real estate, and to sell, buy, hold, own, and otherwise deal in, mortgages, notes, land contracts, leases, and other evidences of indebtedness secured by real estate or by a lien thereon or any interest therein.

          (b) To manufacture, purchase or otherwise acquire, sell, assign and transfer, exchange or otherwise dispose of, and to invest, trade, deal in or deal with goods, wares and merchandise and personal property of every class and description.

          (c) To purchase, acquire, hold, mortgage, pledge, hypothecate, loan money upon, exchange, sell and otherwise deal in personal property and real property of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

          (d) To run, lease, manage or otherwise control a nursing home, rest home or convelescent home: to operate same in this corporation or using this as a holding company for operation of same.

          Each purpose specified in any clause or paragraph contained in this Article THIRD shall be deemed to be independent of all other purposes therein specified and shall not be limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

B444   326

          FOURTH. The number of shares which the corporation is authorized to have outstanding is Two Hundred Fifty (250) Shares, all of which shall be without par value.

          FIFTH. The amount of stated capital with which the corporation shall begin business is ----Five Hundred---------------------------------- No / 100 --------- Dollars ($500.00----------).

          IN WITNESS WHEREOF, We have hereunto subscribed our names, this        26th            day of            January               , 1966.

THE SUBURBAN PAVILION, INC.
(Name of Corporation)

/s/ LINDY M. ADELSTEIN
LINDY M. ADELSTEIN

/s/ HERBERT F. ZIPKIN
HERBERT F. ZIPKIN

/s/ GILBERT EISENBERG
GILBERT EISENBERG
(INCORPORATORS’ NAMES SHOULD BE TYPED OR PRINTED BENEATH SIGNATURES)

N.B.	Articles will be returned unless accompanied by form designating statutory agent. See Section 1701.07, Revised Code of Ohio.

B444   327

Form C-103 Prescribed by Secretary of State Ted W. Brown

Original Appointment of Agent

The undersigned, being at least a majority of the incorporates of
(Name of Corporation)

THE SUBURBAN PAVILION, INC.		,

hereby appoint	LINDY M. ADELSTEIN	,
(Name of Agent)
a natural person resident in the county in which the corporation [ILLEGIBLE]	THE SUBURBAN PAVILION, INC.,
(Name of Corporation)

has its principal office, [ILLEGIBLE] upon whom [ILLEGIBLE] any process, notice or demand required or permitted by statute to be served upon the corporation may be served. His [ILLEGIBLE] complete address is         24118 East Baintree Road                                        , Beachwood 21, Ohio          , Cuyahoga                  County, Ohio.

(Street or Avenue)	(City or Village)

THE SUBURBAN PAVILION, INC.
(Name of Corporation)

/s/ LINDY M. ADELSTEIN
LINDY M. ADELSTEIN

/s/ HERBERT F. ZIPKIN
HERBERT F. ZIPKIN

/s/ GILBERT EISENBERG
GILBERT EISENBERG

(INCORPORATORS NAMES SHOULD BE TYPED OR PRINTED BENEATH SIGNATURES)

CLEVELAND	,	Ohio

JANUARY 26th.	,	1966.

THE SUBURBAN PAVILION, INC.
(Name of Corporation)

          Gentlemen: I, [ILLEGIBLE] hereby accept [ILLEGIBLE] appointment as agent of your corporation upon whom process, tax notices or demands may be served.

/s/ LINDY M. ADELSTEIN
(Signature of Agent or Name of Corporation)
LINDY M. ADELSTEIN
By
(Signature of Officer Signing and Title)

Remarks:	All articles of incorporation must be accompanied by an original appointment of agent. There is no filing fee for this appointment.

No.18853

B444   324

RECEIPT AND CERTIFICATE

THE SUBURBAN PAVILION, INC.
NAME

347862
NUMBER

DOMESTIC CORPORATIONS

ARTICLES OF INCORPORATION
AMENDMENT
MERGER/CONSOLIDATION
DISSOLUTION
AGENT
RE-INSTATEMENT
CERTIFICATES OF CONTINUED EXISTENCE
MISCELLANEOUS

FOREIGN CORPORATIONS

LICENSE
AMENDMENT
SURRENDER OF LICENSE
APPOINTMENT OF AGENT
CHANGE OF ADDRESS OF AGENT
CHANGE OF PRINCIPAL OFFICE
RE-INSTATEMENT
FORM 7
PENALTY

MISCELLANEOUS FILINGS

ANNEXATION/INCORPORATION—CITY OR VILLAGE
RESERVATION OF CORPORATE NAMES
REGISTRATION OF NAME
REGISTRATION OF NAME RENEWALS
REGISTRATION OF NAME—CHANGE OF REGISTRANTS ADDRESS
TRADE MARK
TRADE MARK RENEWAL
SERVICE MARK
SERVICE MARK RENEWAL
MARK OF OWNERSHIP
MARK OF OWNERSHIP RENEWAL
EQUIPMENT CONTRACT/CHATTEL MORTGAGE
POWER OF ATTORNEY
SERVICE OF PROCESS
MISCELLANEOUS
ASSIGNMENT—TRADE MARK, MARK OF OWNERSHIP, SERVICE MARK, REGISTRATION OF NAME

          I certify that the attached document was received and filed in the office of TED W. BROWN, Secretary of State, at Columbus, Ohio, on the              4th             day of                  Feb.                   A. D. 1966, and recorded on Roll    B444    at Frame 324  of the RECORDS OF INCORPORATION and MISCELLANEOUS FILINGS.

/s/ TED W. BROWN
TED W. BROWN,
Secretary of State

Filed by and Returned To:	Adelstein and Adelstein

421 Chester-12th Bldg.

Cleveland, Ohio 44114

FEE RECEIVED:	$ 50.00

NAME:	THE SUBURBAN PAVILION, INC.

32.9